EXHIBIT 10

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”) is entered into this 26th day of March, 2014 by and among MySkin, Inc., a California corporation (the “Company” or “MySkin”), Earnest Blackmon, 1600 West 113th Avenue, Westminster, Colorado 80234 (“Blackmon”), Tony Verzura, 816 Acoma Street, #1607, Denver, Colorado 80204 (“Verzura”); and Chad Ruby, 2261 Deloraine Trail, Maitland, Florida 32751 (“Ruby”) (collectively the “Parties”).

WHEREAS, Blackmon, Verzura and Ruby possess certain intellectual property covering such items as the design and buildout of cultivation facilities, genetics, a cultivation system, seed-to-sale protocols and procedures, products, a genetic catalogue, and the advanced cannabinoid therapy program called A.C.T. Now, all related to the cannabis business;

WHEREAS, Blackmon, Verzura and Ruby desire to license the above described intellectual property to the Company, royalty free, in exchange for an aggregate of 38,690,000 shares of the Company’s common stock and the Company’s agreement to add them to the Company’s board of directors and to elect them as executive officers; and

WHEREAS, the parties desire to set forth their understanding regarding the license of the intellectual property to the Company.

NOW THEREFORE, in consideration of the premises and the mutual promises, covenants and representations contained herein, the Parties agree as follows:

ARTICLE I

THE LICENSE

1.1

Blackmon, Verzura and Ruby grant to the Company, and the Company accepts from Blackmon, Verzura and Ruby, the right to use the Licensed Property, as defined in paragraph 1.3 below, at the Company’s discretion in any of its own businesses and in any businesses in which the Company is a partner, joint-venture partner, part-owner, investor, or lender.  The territory for this License shall include the United States and all other countries in the world and the term of this License is in perpetuity.

1.2

Licensee shall be entitled to assign or sublicense any of its rights under this Agreement without the prior written approval of Blackmon, Verzura and Ruby.

1.3

The Licensed Property shall include all of the knowledge and know-how of Blackmon, Verzura and Ruby relating to the design and buildout of cultivation facilities, their genetics, growing/cultivation system, seed-to-sale protocols and procedures, products, a genetic catalogue including over 150 different strains, the advanced cannabinoid therapy program called A.C.T. Now, security, regulatory compliance, and any other methods and processes which relate to the cannabis business.

1.4

Blackmon, Verzura and Ruby agree to join the Company as executive officers and to devote a minimum of 80% of their time to the business of the Company.

ARTICLE II

ISSUANCE OF SECURITIES

2.1

Subject to the terms and conditions of this Agreement, the Company agrees to issue 22,428,000 shares of the Company’s common stock to Blackmon, 14,952,000 shares of the Company’s common stock to Verzura, and 1,310,000 shares of the Company’s common stock to Chad Ruby (the “Shares”).  The Shares represent restricted securities as that term is defined in Rule 144 under the Securities Act of 1933, as amended.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MYSKIN

MySkin represents and warrants to Blackmon, Verzura and Ruby that:

3.1

Organization.  MySkin is a corporation duly organized, validly existing and in good standing under the laws of California, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2

Capital.  The authorized capital stock of MySkin consists of 50,000,000 shares of $.001 par value common stock, of which no more than 46,020,000 shares will be outstanding just prior to the transactions referred to herein, and 5,000,000 shares of $.001 par value preferred stock of which no shares are outstanding.  Simultaneously with the closing, the 5 holders of 4,000,000 restricted shares will agree to cancel 3,000,000 of their shares and Paul Enright will cancel 38,690,000 of his shares.  All of the outstanding common stock is duly and validly issued, fully paid and non-assessable.  Other than the A and B Warrants which are to be issued on the closing of the $900,000 private offering, there are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating MySkin to issue any additional shares of its capital stock of any class.

3.3

Subsidiaries.  MySkin has no subsidiaries.

3.4

Directors and Officers.  The names and titles of the directors and executive officers of MySkin are as follows:

Name	Position

Paul D. Enright	President, CEO, Secretary, Treasurer and Director

3.5

Financial Statements.  Exhibit 3.5 hereto consists of the audited financial statements of MySkin for the two years ended December 31, 2012 and December 31, 2013 (the “MySkin Financial Statements”).  The MySkin Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by MySkin throughout the period indicated, and fairly present the financial position of MySkin as of the date of the balance sheets included in the MySkin Financial Statements and the results of operations for the periods indicated.

3.6

Absence of Changes.  Since December 31, 2013, there has not been any material change in the financial condition or operations of MySkin, except for the conversion of the $50,000 convertible note into 10,000,000 shares of common stock during February 2014 and as contemplated by this Agreement.  As used throughout this Agreement, “material” means: Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

3.7

Absence of Undisclosed Liabilities.  As of December 31, 2013, MySkin did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the MySkin Financial Statements.

3.8

Tax Returns.  MySkin has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.  The provisions for taxes, if any, reflected in Exhibit 3.5 are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by MySkin.

3.9

Compliance with Laws.  To the best of MySkin’s knowledge, MySkin has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non compliance would not have a material adverse impact upon its business or properties.

3.10

Litigation.  MySkin is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of MySkin, threatened against or affecting MySkin or its business, assets or financial condition.  MySkin is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.

3.11

Authority.  The Board of Directors of MySkin has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and MySkin has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of MySkin and is enforceable in accordance with its terms and conditions.

3.12

Ability to Carry Out Obligations.  The execution and delivery of this Agreement by MySkin and the performance by MySkin of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which MySkin is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of MySkin, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of MySkin.

3.13

SEC Reporting Company.  MySkin’s common stock is currently registered with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as amended, (the “Act”) and the Company has filed all reports required to be filed by Section 12(g) of the Act during the past 12 months.  These reports were, when filed, accurate, not misleading and complete in all respects.

3.14

Market for Common Stock.  MySkin’s common stock is quoted on the OTC Bulletin Board under the symbol MYSK and it is DWAC eligible.  MySkin has not received any notice of the possible or pending delisting of MySkin’s common stock.

3.15

Full Disclosure.  None of the representations and warranties made by MySkin herein or in any exhibit, certificate or memorandum furnished or to be furnished by MySkin, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.16

Assets.  MySkin’s assets are fully included in Exhibit 3.5 and are not subject to any claims or encumbrances except as indicated in Exhibit 3.5.

3.17

Material Contracts.  MySkin does not have any material contracts.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BLACKMON, VERZURA AND RUBY

Blackmon, Verzura and Ruby hereby represent and warrant to MySkin that:

4.1

Intellectual Property Rights.  Blackmon, Verzura and Ruby own the Licensed Property described in paragraph 1.3 above.

4.2

Litigation.  Neither Blackmon, Verzura nor Ruby is a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best of their knowledge, threatened against or affecting the Licensed Property.

4.3

Authority.  Blackmon, Verzura and Ruby have full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of Blackmon, Verzura and Ruby and is enforceable in accordance with its terms and conditions.

4.4

Ability to Carry Out Obligations.  The execution and delivery of this Agreement by Blackmon, Verzura and Ruby and the performance by Blackmon, Verzura and Ruby of their obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in any breach or violation of any of the provisions of or constitute a default under any license, mortgage, instrument, or other agreement to which any of Blackmon, Verzura and Ruby is a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required.

4.5

Full Disclosure.  None of the representations and warranties made by Blackmon, Verzura and Ruby herein or in any exhibit, certificate or memorandum furnished or to be furnished by Blackmon, Verzura and Ruby, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

4.6

Restricted Securities.  Blackmon, Verzura and Ruby, by execution of this Agreement, acknowledge that all of the MySkin Shares issued to them by MySkin are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Securities Act of 1933, as amended.

ARTICLE V

CLOSING

5.1

Closing.  The closing of this transaction shall be held at the offices of Jon D. Sawyer, P.C., or such other location as the parties may agree.

5.2

Cancellation of Shares.  On the Closing Date, the five holders of a total of 4,000,000 restricted shares of the Company’s common stock will execute agreements to cancel 3,000,000 of their shares represented by restricted stock certificates, and Paul Enright will execute an agreement to cancel 38,690,000 of his restricted shares.

5.3

Issuance of Shares.  On the Closing Date, 22,428,000 shares of the Company’s common stock will be issued to Blackmon, 14,952,000 shares of the Company’s common stock will be issued to Verzura, and 1,310,000 shares of the Company’s common stock will be issued to Chad Ruby.  It is understood that share certificates will not be delivered at the Closing, but as soon thereafter as the Company’s transfer agent can deliver the certificates.

5.4

Directors and Officers.  At the closing of this Agreement, the Company will cause Blackmon, Verzura and Ruby to be appointed as directors of the Company and the following persons will be elected to the following offices:

Earnest Blackmon	President
Tony Verzura	Vice President
Chad Ruby	Chief Operating Officer

5.5

Sale of Assets Related to MySkin Business.  Following the closing, the Company will negotiate with Marichelle Stoppenhagen in good faith concerning the sale of the assets related to her business as in effect immediately prior to the closing, to Ms. Stoppenhagen.

ARTICLE VI

MISCELLANEOUS

6.1

Captions and Headings.  The Article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

6.2

No Oral Change.  This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

6.3

Non-Waiver.  The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

6.4

Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

6.5

Entire Agreement.  This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

6.6

Choice of Law. This Agreement and its application shall be governed by the laws of the state of Colorado and any litigation arising out of this Agreement must be filed in the state or federal courts of Colorado.

6.7

Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.8

Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

MySkin:

MySkin, Inc.

c/o Paul Enright

10235 Woodrose Lane

Highlands Ranch, CO  80129

With a copy to:

Earnest Blackmon

1600 West 113th Avenue

Westminster, CO  80234

With a copy to:

Tony Verzura

816 Acoma Street, No. 1607

Denver, CO  80204

With a copy to:

Chad Ruby

2261 Deloraine Trail

Maitland, FL  32751

With a copy to:

Jon D. Sawyer, Esq.

303 East 17th Avenue, Suite 800

Denver, Colorado  80203

6.9

Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

6.10

Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

6.11

Finders.  There are no finders in connection with this transaction.

6.12

Announcements. The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

6.13

Expenses.  Each party will bear their own expenses, including legal fees incurred in connection with this Agreement.

6.14

Survival of Representations and Warranties.  The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing Date.

6.15

Exhibits.  As of the execution hereof, the parties have provided each other with the exhibits described herein.  Any material changes to the exhibits shall be immediately disclosed to the other party.

AGREED TO AND ACCEPTED as of the date first above written.

MYSKIN, INC.

By: /s/ Paul Enright	/s/ Earnest Blackmon
Paul Enright, President	Earnest Blackmon

/s/ Tony Verzura
Tony Verzura

/s/ Chad Ruby
Chad Ruby 8